                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-K



                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES AND EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported) September 2, 1994
                                                      -----------------

                    BLOCKBUSTER ENTERTAINMENT CORPORATION
           (Exact name of registrant as specified in its charter)
           ------------------------------------------------------




                                  Delaware
                                  --------
               (State of other jurisdiction of incorporation)


     0-12700                                               75-1849418
     -------                                               ----------
   (Commission                                            (IRS Employer
   File Number)                                         Identification No.)


         One Blockbuster Plaza
         Ft. Lauderdale, FL                                   33301
- - ----------------------------------------                     --------
(Address of principal executive offices)                     Zip Code



      Registrant's telephone number, including area code (305)832-3000


                                    N.A.
        ------------------------------------------------------------
        (Former name or former address, if changed since last report)

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Item 5. Other Events.

     On September 2, 1994, Blockbuster Entertainment Corporation (the "Registrant") consummated a transaction with Discovery Zone, Inc. ("Discovery Zone") in which Discovery Zone acquired all of the franchised Discovery Zone facilities and territories owned by the Registrant in exchange for 4,624,597 shares of Discovery Zone's common stock. Separately, the Registrant exercised an amended option from the former partners of DKB Investments, L.P. pursuant to which the Registrant increased its ownership of Discovery Zone's common stock to approximately 49.9% through the acquisition of 12,442,007 shares of Discovery Zone's common stock in exchange for 6,226,986 shares of the Registrant's common stock. In addition, the Registrant acquired a supplemental option to increase its ownership of Discovery Zone to approximately 52.8% under certain circumstances.

     The descriptions herein of the foregoing transactions are qualified in their entirety by reference to the Press Release, dated September 6, 1994, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

     The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BLOCKBUSTER ENTERTAINMENT CORPORATION



                              By: /s/ Thomas W. Hawkins
                                 -------------------------------------
                                  Thomas W. Hawkins
                                  Senior Vice President, General Counsel and
                                  Secretary



Date: September 19, 1994



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                    BLOCKBUSTER ENTERTAINMENT CORPORATION

                                EXHIBIT INDEX


  Number and                                                Sequential
Description of Exhibit                                     Page Number
- - ----------------------                                     -----------

     1.   None

     2.   None

     4.   None

     16.  None

     17.  None

     20.  None

     23.  None

     24.  None

     27.  None

     99.  Press Release, dated September 6, 1994.